  As filed with the Securities and Exchange Commission on September 19, 1997
                                                       Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                       __________________________________
                        CHANNELL COMMERCIAL CORPORATION

             DELAWARE                                95-2453261
      (State of Incorporation                     (I.R.S. Employer
         or Organization)                      Identification Number)

                                26040 Ynez Road
                        Temecula, California 92591-9022
                                 (909) 694-9160
                    (Address of principal executive offices)

           CHANNELL COMMERCIAL CORPORATION 1996 INCENTIVE STOCK PLAN CHANNELL COMMERCIAL CORPORATION 1996 PERFORMANCE-BASED ANNUAL INCENTIVE
                               COMPENSATION PLAN
                           (Full title of the plans)
                           -------------------------

                            WILLIAM H. CHANNELL, SR.
                             CHAIRMAN OF THE BOARD
                                26040 YNEZ ROAD
                        TEMECULA, CALIFORNIA 92591-9022
                                 (909) 694-9160
                              (Agent for service)

                           -------------------------
           It is requested that copies of communications be sent to:

                            EDMUND M. KAUFMAN, ESQ.
                              IRELL & MANELLA LLP
                          333 S. HOPE ST., SUITE 3300
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 620-1555
                           -------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.



                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------

   Title of Securities              Amount to be        Proposed Maximum Offering    Proposed Maximum Aggregate        Amount of
     to be registered              registered (1)            Price Per Share              Offering Price(1)         Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock ($.01 par value)      1,000,000 shares (2)         $14.00                      $14,000,000                $4,243.00
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based upon the average of the high and low sale prices of the Common Stock on the Nasdaq National Market System on September 19, 1997.

(2) Includes 750,000 shares which have been or may be acquired pursuant to the Channell Commercial Corporation 1996 Incentive Stock Plan and 250,000 shares which have been or may be acquired pursuant to the Channell Commercial Corporation 1996 Performance-Based Annual Incentive Compensation Plan.

                                EXPLANATORY NOTE

     Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the "Registration Statement") registers 750,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock") which have been or may be acquired pursuant to the Channell Commercial Corporation 1996 Incentive Stock Plan (the "Stock Plan"), and contains a reoffer prospectus reflecting the shares registered hereby.

     This Registration Statement (including the reoffer prospectus included herein) also registers 250,000 shares which have been or may be acquired pursuant to the Channell Commercial Corporation 1996 Performance-Based Annual Incentive Compensation Plan (the "Compensation Plan"). The total number of shares of Company Stock that may be issued under the Compensation Plan in any fiscal year of the Company, and the number of shares of Common Stock that may be issued under the Compensation Plan in any fiscal year of the Company to any single participant, may not exceed five percent (5%) of the number of issued and outstanding shares of Common Stock at the beginning of the prior fiscal year.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          Pursuant to the requirements of the Note to Part I of Form S-8 and Rule 428(b)(1) of the Rules under the Securities Act of 1933, as amended, the information required by Part I of Form S-8 is incorporated by reference in the Reoffer Prospectus which follows. The Reoffer Prospectus, together with the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, constitutes the Section 10(a) Prospectus.

                               REOFFER PROSPECTUS

     The material which follows, up to but not including the pages beginning
Part II of this Registration Statement, constitutes a prospectus prepared in accordance with the applicable requirements of Part I of Form S-3 and General Instruction C to Form S-8, to be used in connection with resales of securities acquired under the Registrant's 1996 Incentive Stock Plan and the Registrant's 1996 Performance-Based Annual Incentive Compensation Plan.

                        CHANNELL COMMERCIAL CORPORATION
                                  COMMON STOCK
                                ($.01 PAR VALUE)

                                1,000,000 SHARES
                                 ______________

     This Prospectus relates to 1,000,000 shares of common stock, $0.01 par value per share ("Common Stock"), of Channell Commercial Corporation, a Delaware corporation (the "Company"), which may be offered from time to time by one or all of the selling stockholders named herein (the "Selling Stockholders") or, pursuant to General Instruction C to Form S-8, in a supplement to this Prospectus. The Company will receive no part of the proceeds of such sales.
The Company has agreed to pay certain costs and expenses incurred in connection with the registration of the shares of Common Stock offered hereby, except that the Selling Stockholders shall be responsible for all selling commissions, transfer taxes and related charges in connection with the offer and sale of such shares. See "Plan of Distribution."

     The Selling Stockholders may sell all or a portion of the shares offered hereby from time to time on the National Market System of the National Association of Securities Dealers Automated Quotation System (the "NASDAQ-NMS") at prevailing prices at the time of such sales, at prices related to such prevailing prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders. The Selling Stockholders and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by such broker-dealers and any profits realized on the resale of shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholders may agree to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act. To the extent required, the specified shares to be sold, the public offering price, the names of any such broker-dealers, and any applicable commission or discount with respect to any particular offer will be set forth in a supplement to this Prospectus. See "Plan of Distribution."

     The Common Stock of the Company is traded on the NASDAQ-NMS. On September 17, 1997, the closing sale price of the Company's Common Stock was $14.75 per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FOR INFORMATION CONCERNING CERTAIN FACTORS RELATING TO THIS OFFERING, SEE "RISK
                                   FACTORS."
               The date of this Prospectus is September 22, 1997.

                               TABLE OF CONTENTS

                                                                PAGE
AVAILABLE INFORMATION..........................................  iii

DOCUMENTS INCORPORATED BY REFERENCE............................  iv

THE COMPANY....................................................   v

RISK FACTORS...................................................   v

USE OF PROCEEDS................................................   x

SELLING STOCKHOLDERS...........................................   x

PLAN OF DISTRIBUTION...........................................  xii

LEGAL MATTERS..................................................  xii

EXPERTS........................................................  xii

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDERS OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH SOLICITATION.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Seven World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 W. Madison Street, 14th Floor, Chicago, Illinois 60661. Copies may be obtained at the prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company.

     The Company has filed with the Commission a registration statement on Form S-8 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act, with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is hereby made to the Registration Statement, including the exhibits filed or incorporated as a part thereof. Statements contained herein concerning the provisions of any document are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the Commission.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents heretofore filed by the Company under the Exchange Act with the Commission are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1996; (2) the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997; and (3) the description of the Company's Common Stock as set forth in the registration statement filed by the Company on Form 8-A pursuant to
Section 12(g) of the Exchange Act, and any amendments thereto filed with the Commission for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock made hereby shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to the Company's stockholders that is not deemed to be filed under said provisions. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus has been delivered, on the request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits thereto. Written or oral requests for such copies should be directed to Channell Commercial Corporation at 26040 Ynez Road, Temecula, California 92591-9022, Attention: Chief Financial Officer. The telephone number is (909) 694-9160.

                                  THE COMPANY

     The Company is a leading designer, manufacturer and marketer of precision-molded thermoplastic enclosures used by cable television ("CATV") operators and local telephone companies worldwide. The Company has a leading share of the CATV market for enclosures in the United States and Canada (based upon the portion of enclosure product requirements of major CATV operators sold by the Company) and markets a wide range of products to local telephone companies.

     Channell Commercial Corporation also operates through 3 wholly-owned domestic and foreign subsidiaries: Channell Commercial Europe Ltd, Channell Commercial Canada Ltd and Standby Electronics Corp. Except as the context otherwise requires, references to the "Company" include Channell Commercial Corporation and its operating subsidiaries. The Company's executive offices are located at 26040 Ynez Road, Temecula, California 92591-9022. The Company's telephone number is (909) 694-9160.

     The Company was incorporated in April 1996 as the successor to Channell Commercial Corporation, a California corporation incorporated in 1966.

                                  RISK FACTORS

PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE INFORMATION SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, IN DETERMINING WHETHER TO PURCHASE SHARES OF COMMON STOCK OFFERED HEREBY.

OBSOLESCENCE; UNCERTAINTY OF MARKET ACCEPTANCE OF NEW PRODUCTS

     The communications industry is characterized by rapid technological change. The introduction of products embodying new technologies or the emergence of new industry standards can render existing products or products under development obsolete or unmarketable. For example, satellite, wireless and other communication technologies currently being deployed may represent a threat to copper, coaxial and fiber optic-based systems by reducing the need for wire-line networks. To date, however, the Company believes that these technologies have not had a significant impact on the demand for traditional wire-line network based services, and management anticipates that a number of factors, including network capacity requirements, existing investments in wire-line networks, security and long-term cost effectiveness, will result in continued growth of wire-line networks. However, there can be no assurance that future advances or further development of these or other new technologies will not have a material adverse effect on the Company's business. Further, the Company's growth strategies are designed, in part, to take advantage of opportunities that the Company believes are emerging as a result of the development of enhanced voice, video and other transmission networks and internet access in the CATV and telecommunications industries. There can be no assurance that demand resulting from these emerging trends will develop rapidly or that the Company's products will meet with market acceptance.

IMPORTANCE OF NEW PRODUCT DEVELOPMENT TO GROWTH

     The Company's ability to anticipate changes in technology and industry standards and to successfully develop and introduce new products on a timely basis will be a significant factor in the Company's ability to grow and remain competitive. New product development often requires long-term forecasting of market trends, development and implementation of new designs and processes and a substantial capital commitment. The trend toward consolidation of the communications industry may require the Company to quickly adapt to rapidly changing market conditions and customer requirements. Although the Company's manufacturing and marketing expertise has enabled it to successfully develop and market new products in the past, any failure by the Company to anticipate or respond in a cost-effective and timely manner to technological developments or changes in industry standards or customer requirements, or any significant delays in product development or introduction, could have a material adverse effect on the Company's business, operating results and financial condition.

CONCENTRATION OF CUSTOMERS; LIMITED BACKLOG

     The Company's core business consists of enclosure product sales to the CATV market. Such sales comprised approximately 87% of the Company's total net sales in 1996. The CATV industry is concentrated, with relatively few cable operators accounting for a large percentage of the Company's available market. Consequently, while the Company shipped product to over 4,000 customer locations in 1996, its five largest customers (by sales volume) accounted for 54.6% of the Company's total net sales in 1996. Two customers, TCI and Time Warner, accounted for 14.9% and 17.3%, respectively, of the Company's total net sales during the period.

     The Company's customers typically require prompt shipment of the Company's products. As a result, the Company has historically operated with a relatively small backlog, and sales and operating results in any quarter are principally dependent upon orders booked and products shipped in that quarter. Further, the Company's customers generally do not enter into long-term supply contracts providing for future purchase commitments for the Company's products. These factors, when combined with the Company's operating leverage and the need to incur certain capital expenditures and expenses in part based upon the expectation of future sales, results in the Company's operating results being at risk to changing customer buying patterns. If sales levels in a particular period do not meet the Company's expectations, operating results for that period may be materially and adversely affected.

     The industries in which the Company operates are highly competitive. The Company believes that many of its customers periodically review their supply relationships and alter buying patterns based upon their current assessment of the products and pricing available in the marketplace. This periodic review can and does result in significant changes from fiscal period to fiscal period in the level of purchases of the Company's products by specific customers.

DEPENDENCE ON THE COMMUNICATIONS INDUSTRY

     The Company's sales to the communications industry represent substantially all of the Company's historical sales and are expected to continue to do so for the foreseeable future. Within that industry, 88% of the Company's total net sales in 1996 were derived from domestic and international sales to the CATV segment, with 32.2% of total net sales for that year attributable to two customers in that industry, TCI and Time Warner. The Company expects that sales to the CATV industry will continue to represent a substantial portion of its total sales. Demand for products to this segment depends primarily on capital spending by cable operators for constructing, rebuilding, maintaining or upgrading their systems. The amount of capital spending and, therefore, the Company's sales and profitability are affected by a variety of factors, including general economic conditions, access by cable operators to financing, government regulation of cable operators, demand for cable services and technological developments in the broadband communications industry. The Company's remaining sales in 1996 were derived from the telecommunications industry, primarily local telephone operators. Although local telephone operators may have greater access to capital than many cable operators, the same factors dictating the demand for products in the CATV segment of the industry also apply to the local telephone segment. Thus, the Company's success is dependent upon continued demand for products used in signal transmission systems from the communications industry generally, including both CATV and telephone, which may be affected by factors beyond the Company's control, including the convergence of voice, data and video transmission systems occurring within the CATV and telephone markets, continuing consolidation of companies within those markets and the provision of internet access by cable operators and local telephone companies.

PRICE FLUCTUATIONS OF RAW MATERIALS; AVAILABILITY OF COMPLEMENTARY PRODUCTS

     The Company's cost of sales may be materially adversely affected by increases in the market prices of the raw materials used in the Company's manufacturing processes, including resin. The Company does not engage in hedging transactions for such materials, although it periodically enters into contracts for certain raw materials for as much as one year or more. There can be no assurance that price increases in raw materials can be passed on to the Company's customers through increases in product prices. In addition, in order to position itself as a full-line product supplier, the Company relies on certain manufacturers to supply products that complement the Company's own product line, including grade level boxes and cable-in-conduit. Although the Company believes there are multiple sources of supply for these products, disruptions or delays in the supply of such products could have a material adverse effect on sales of the Company's own products.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

     International sales accounted for 11.8%, of the Company's net sales in 1996, and the Company expects that international sales may increase as a percentage of sales in the future. Due to its international sales, the Company is subject to the risks of conducting business internationally, including unexpected changes in, or impositions of, legislative or regulatory requirements, fluctuations in the U.S. dollar which could materially adversely affect U.S. dollar revenues or operating expenses, tariffs and other barriers and restrictions, potentially longer payment cycles, greater difficulty in accounts receivable collection, potentially adverse taxes and the burdens of complying with a variety of international laws and communications standards.
The Company is also subject to general geopolitical risks, such as political and economic instability and changes in diplomatic and trade relationships, in connection with its international operations. There can be no assurance that these risks of conducting business internationally will not have a material adverse effect on the Company's business.

COMPETITION

     The industries in which the Company operates are highly competitive. Further, in connection with the anticipated growth in the communications industry generally and demand for products required in signal transmission networks in particular, the level and intensity of competition may increase in the future. In the telephone segment of the Industry, the Company's competition includes a company that has a significant market share. While the Company's strategy includes continued focus on increasing sales to this segment, there can be no assurance that the Company will be able to compete successfully against that company or other competitors, many of which may have access to greater financial resources than the Company. See "Concentration of Customers; Limited Backlog."

DISRUPTIONS AT THE COMPANY'S MANUFACTURING FACILITY; LEASE WITH RELATED PARTY

     All of the Company's manufacturing operations are currently located at the Company's facility in Temecula, California, which also includes the Company's principal warehouse and corporate offices. The Company's success depends in large part on the orderly operation of this facility. Because the Company's manufacturing operations and administrative departments are concentrated at this facility, a fire, earthquake or other disaster at this facility could materially and adversely affect its business and results of operations. The Company maintains standard property and earthquake insurance on this facility as well as business interruption insurance and back-up data systems.

     The Company currently leases the Temecula facilities from William H. Channell, Sr., a principal stockholder and Chairman of the Board and chief Executive Officer of the Company. Annual rental expense for this property is expected to be $1,100,000 in 1997. The Company believes the terms of these leases are no less favorable than would be available from an unrelated third party after arms' length negotiations. Although the Company has renewal options through the year 2015 under these leases, there can be no assurance that the Company and Mr. Channell, Sr. will be able to agree on renewal terms for the properties currently leased by the Company. The failure of the Company to renew the leases would require the Company to relocate its existing facilities.

DEPENDENCE ON KEY PERSONNEL

     The future success of the Company depends in part on its ability to attract and retain key executive, engineering, marketing and sales personnel. Key personnel of the Company include William H. Channell, Sr., the Chairman of the Board and Chief Executive Officer and William H. Channell, Jr., the President. Competition for qualified personnel in the communications industry is intense, and the loss of certain key personnel could have a material adverse effect on the Company. The Company has entered into employment contracts with Mr. Channell, Sr. and Mr. Channell, Jr.

CHANGING REGULATORY ENVIRONMENT

     The communications industry is subject to regulation in the United States and other countries. Federal and state regulatory agencies regulate most of the Company's domestic customers. On February 1, 1996, the United States Congress passed the Telecommunications Act of 1996 (the "Telecommunications Act"), which the President signed into law on February 8, 1996. The Telecommunications Act lifts certain restrictions on the ability of companies, including RBOCs and other customers of the Company, to compete with one another and generally reduces the regulation of the communications industry. While the Company believes that the deregulation of the Communications industry may increase the Company's opportunities to provide solutions for its customers' signal transmission network needs, the effect of the Telecommunications Act on the market for the Company's products is difficult to predict at this time, and there can be no assurance that competition in the Company's markets will not intensify as a result of such deregulation. Changes in current or future laws or regulations, in the United States or elsewhere, could materially adversely affect the Company's business.

UNCERTAIN ABILITY TO MANAGE GROWTH; RISKS ASSOCIATED WITH IMPLEMENTATION OF NEW MANAGEMENT INFORMATION SYSTEM

     The growth in the Company's business has required, and is expected to continue to require, significant Company resources in terms of personnel, management and other infrastructure. The Company's ability to manage any future growth effectively will require it to attract, train, motivate and manage new employees successfully, to integrate new employees into its overall operations and to continue to improve its operational, financial and management information systems. In particular, in 1996, the Company began an implementation of a new management information system ("MIS"). The Company believes the new MIS significantly affects many aspects of its business, including its accounting, operations, purchasing, sales and marketing functions. The successful implementation of this system is important to the Company's provision of services and to facilitate future growth. If the

Company experiences difficulties in such implementation, the Company could experience problems with delivery of its products or an adverse impact on its ability to access financial and accounting information on a timely basis.

ENVIRONMENTAL MATTERS

     The Company is subject to a wide variety of federal, state and local environmental laws and regulations and uses a limited number of chemicals that are classified as hazardous or similar substances. Although management believes that the Company's operations are in compliance in all material respects with current environmental laws and regulations, the Company's failure to comply with such laws and regulations could have a material adverse effect on the Company.

POSSIBLE VOLATILITY OF STOCK PRICE

     The market price of shares of the Company's Common Stock may be highly volatile. Factors such as announcements of technological innovations or new products by the Company or its competitors, developments in patent or other proprietary rights by the Company or its competitors, litigation, fluctuations in the Company's operating results, market conditions for emerging growth stocks or communications industry stocks in general, regulatory developments affecting the communications industry, and other factors outside the control of the Company, could have a significant impact on the future price of the Common Stock.

EFFECT ON STOCK PRICE OF CERTAIN ANTI-TAKEOVER PROVISIONS

     Certain provisions of the Company's Restated Certificate of Incorporation and Bylaws and of Delaware law could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. These provision could limit the price that certain investors might be willing to pay in the future for shares of the Company's Common Stock.

CONTROL BY PRINCIPAL STOCKHOLDERS

     As of August 31, 1997, members of the Channell family (or entities controlled by them) own 64.0% of the outstanding Common Stock. As a result of their interests in the Company, the members of the Channell family together are able to elect a majority of the Board of Directors and control the management and affairs of the Company.

LIMITATION ON DIVIDENDS

     The Company's policy is to retain its future earnings to finance the growth and development of its business and the Company does not anticipate declaring or paying cash dividends on its Common Stock in the foreseeable future.

SHARES AVAILABLE FOR FUTURE PUBLIC SALE

     In addition to shares already publicly held, as of August 31, 1997 up to 4,942,780 shares held by current directors and executive officers (excluding shares issuable upon exercise of stock options) are currently available for sale pursuant to Rule 144 under the Securities Act.

                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the shares of Common Stock offered hereby.

                              SELLING STOCKHOLDERS

     The shares of Common Stock covered by this Prospectus are being registered for reoffers and resales by Selling Stockholders of the Company who have or may acquire such shares pursuant to the exercise of options that may be granted under the Company's 1996 Stock Plan (the "Stock Plan") or the Company's 1996 Performance-Based Annual Incentive Compensation Plan (the Compensation Plan"). The Selling Stockholders named below may resell all, a portion, or none of the shares that they have acquired or may acquire pursuant to the exercise of options.

     Key employees deemed to be "affiliates" of the Company who acquire registered Common Stock under the Plan may be added to the Selling Stockholders listed below from time to time, either by means of a post-effective amendment hereto or by use of a prospectus filed pursuant to Rule 424 under the Securities Act. An "affiliate" is defined in Rule 405 under the Securities Act as a "person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with," the Company.

     The following table shows the names of the Selling Stockholders, their positions with the Company, the number of shares of Common Stock known by the Company to be beneficially owned by them as of August 31, 1997, the number of shares covered by this Prospectus and the number of shares of Common Stock to be owned by each Selling Stockholder if such Selling Stockholder were to sell all of his shares of Common Stock covered by this Prospectus.

                                                                                                        PERCENTAGE OF
                                                        NUMBER OF        NUMBER OF        NUMBER OF      CLASS TO BE
                                                         SHARES        SHARES COVERED   SHARES TO BE   BENEFICIALLY
                                    POSITION          BENEFICIALLY       BY THIS         HELD AFTER      OWNED AFTER
SELLING STOCKHOLDER             WITH THE COMPANY         OWNED          PROSPECTUS      OFFERING(1)      OFFERING(1)
---------------------------   ---------------------   -------------   ----------------  ------------   --------------
William H. Channell           Chairman of the             3,420,830                --       3,420,830            33.4
                              Board and Chief
                              Executive Officer

William H. Channell, Jr.      President                   1,519,250           150,000       1,669,250            16.3

Gary W. Baker                 Chief Financial                   700            24,000          24,700              (2)
                              Officer

Andrew M. Zogby               Vice President,                   700            24,000          24,700              (2)
                              Marketing

Edward J. Burke               Vice President,                    --            24,000          24,000              (2)
                              Engineering

Dale C. Wooding               Vice President,                   300            24,000          24,300              (2)
                              Manufacturing

John B. Kaiser                Vice President, Sales              --            24,000          24,000              (2)

Gary M. Napolitano            Vice President, RMS                --            18,000          18,000              (2)
                              Division

Eugene R. Schutt, Jr.         Director                        1,000             2,000           3,000              (2)

Richard A. Cude               Director                           --             2,000           2,000              (2)

Jacqueline M. Channell        Director                           --             2,000           2,000              (2)
---------------------------------------------------------------------------------------------------------------------

(1) Assumes that no additional shares are purchased and sold by any Selling Stockholder.

(2)  Less than one percent of outstanding shares.

                              PLAN OF DISTRIBUTION

     The sale of all or a portion of the shares of Common Stock offered hereby by the Selling Stockholders may be effected from time to time on the NASDAQ-NMS at prevailing prices at the time of such sales, at prices related to such prevailing prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders. The Selling Stockholders and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such broker-dealers and any profits realized on the resale of shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholders may agree to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act.

     To the extent required under the Securities Act, a supplement to this Prospectus will be filed disclosing (a) the name of any such broker-dealers, (b) the number of shares involved, (c) the price at which such shares are to be sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, (e) that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented, and (f) other facts material to the transaction.

     There is no assurance that any of the Selling Stockholders will sell any or all of the shares of Common Stock offered hereby.

     The Company has agreed to pay certain costs and expenses incurred in connection with the registration of the shares of Common Stock offered hereby, except that the Selling Stockholders shall be responsible for all selling commissions, transfer taxes and related charges in connection with the offer and sale of such shares.

                                 LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for the Company by the law firm of Irell & Manella LLP, Los Angeles, California.

                                    EXPERTS

     The consolidated financial statements as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Grant Thornton LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission by the Company are incorporated herein by reference:

          (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

          (2) the Company's Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 1997 and June 30, 1997; and

          (3) the description of the Common Stock contained in the Form 8-A Registration Statement registering the Common Stock pursuant to Section 12(g) of the Exchange Act, and any amendments thereto filed with the Commission for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date this Registration Statement is filed with the Commission, and prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Restated Certificate of Incorporation contains provisions to eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the Delaware Law and to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law. The Company has also entered into indemnity agreements with each of its executive officers and directors providing, among other things, that the executive officer or director shall be indemnified to the fullest extent permitted by applicable law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     None.

ITEM 8. EXHIBITS.

     EXHIBIT
     NUMBER  DESCRIPTION
     ------  -----------
     4       Form of Common Stock Certificate(1)
     5       Legal Opinion of Irell & Manella LLP(2)
     23.1    Consent of Independent Auditors - Grant Thornton LLP(2)
     23.2    Consent of Irell & Manella LLP (included in legal opinion filed as
             Exhibit 5)
     24      Power of Attorney (included on the signature pages filed herewith)
     99.1    Channell Commercial Corporation 1996 Incentive Stock Plan (1)
     99.2    Channell Commercial Corporation 1996 Performance-Based Annual
             Incentive Compensation Plan (1)

________________

     (1) Incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form S-1 (No. 333-3621).

     (2)  Filed herewith.

ITEM 9. UNDERTAKINGS.

     1.      The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) will not apply if
--------  -------
the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Temecula, State of California, on this 19th day of September, 1997.

                         Channell Commercial Corporation
                         (a Delaware corporation)
                              Registrant



                         By:/s/ WILLIAM H. CHANNELL, JR.
                            ------------------------------
                             William H. Channell, Jr.
                             President and Director

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned officers and directors of Channell Commercial Corporation, a Delaware corporation, do hereby constitute and appoint William H. Channell, Jr., President and Director, and Gary W. Baker, Chief Financial Officer, the lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents determine to be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in connection with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of September 19, 1997.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 19, 1997.

     Signature                      Title
     ---------                      -----

/s/ WILLIAM H. CHANNELL, SR.        Chairman of the Board and Chief Executive
----------------------------        Officer of Channell Commercial
William H. Channell, Sr.            Corporation (Principal Executive Officer)


/s/ WILLIAM H. CHANNELL, JR.        President and Director
----------------------------
William H. Channell, Jr.


/s/ GARY W. BAKER                   Chief Financial Officer of Channell
-----------------                   Commercial Corporation (Principal
Gary W. Baker                       Financial and Accounting Officer)


/s/ JACQUELINE H. CHANNELL          Secretary and Director
--------------------------
Jacqueline M. Channell


                                    Director
--------------------
Eugene R. Schutt, Jr.



/s/ Richard A. Cude                 Director
-------------------
Richard A. Cude

                                    -xviii-

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.



                                    EXHIBITS
                                       TO
                                    FORM S-8
                                     UNDER
                             SECURITIES ACT OF 1933


                        CHANNELL COMMERCIAL CORPORATION



                                 EXHIBIT INDEX

   EXHIBIT
   NUMBER    DESCRIPTION
   ------    -----------
     4       Form of Common Stock Certificate (1)
     5       Legal Opinion of Irell & Manella LLP (2)
     23.1    Consent of Independent Auditors - Grant Thornton LLP (2)
     23.2    Consent of Irell & Manella LLP (included in legal opinion filed as
             Exhibit 5)
     24      Power of Attorney (included on the signature pages filed herewith)
     99.1    Channell Commercial Corporation 1996 Incentive Stock Plan (1)
     99.2    Channell Commercial Corporation 1996 Performance-Based Annual
             Incentive Compensation Plan (1)

_________________

   (1) Incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form S-1 (No. 333-3621).

   (2)  Filed herewith.

                                     -xix-